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                                                                   Exhibit 10.11
                                                                   -------------


                        TERMINATION AND RELEASE AGREEMENT
                        ---------------------------------

          AGREEMENT (the "Agreement"), dated as of February 20, 2002, by and among Gotham Golf Partners, L.P., a Delaware limited partnership (the "Company"), Gotham Golf Corp., a Delaware corporation ("GGC") and Stephen J. Garchik (the "Executive").

          WHEREAS, the Executive has been employed as Chief Executive Officer and Treasurer of the Company, pursuant to the employment agreement between the Company and the Executive, dated as of January 1, 1999 (the "Employment Agreement");

          WHEREAS, the Company has entered into an Agreement and Plan of Merger and Contribution, dated as of February 13, 2002, by and among First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, that certain Ohio trust, declared as of October 1, 1996, by Adolph Posnick, trustee, First Union Management, Inc., a Delaware corporation, Gotham Partners, L.P., a Delaware limited partnership, the Company, GGC, GGC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GGC, Florida Golf Properties, Inc., a Florida corporation and the sole general partner of the Company, and Florida Golf Associates, L.P., a Virginia limited partnership (the "Merger Agreement"), pursuant to which, among other things, the Company shall become a less than wholly owned subsidiary of GGC (the "Merger"); and

          WHEREAS, the Company and the Executive desire to set forth terms pursuant to which the Executive shall cease to be an employee or director of the Company or any of its affiliates in connection with the transactions contemplated by the Merger Agreement.

          NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company, the Executive and GGC hereby agree as follows:

          1. Termination of Employment
             -------------------------

          The Executive shall resign immediately prior to the Effective Time (as defined in the Merger Agreement) (the date on which the Effective Time occurs, the "Termination Date") from his position as Chief Executive Officer and Treasurer of the Company and from all other positions with the Company the Executive may currently hold in any capacity including, among others, as an officer, director or member of the board of directors of the Company or any of the Company's subsidiaries or affiliates, as applicable; provided, however, that nothing herein shall be construed to suggest that the Executive shall not continue as a partner of the Company. The Executive shall sign and deliver to the Company such other documents as may be necessary to effect or reflect such resignations.

          2. Transfer of Interests.
             ---------------------

          The Executive hereby agrees to transfer, as soon as is practicable after the Termination Date, all of his stock and interest in each of The Bridges Golf Club, Inc., Edgewood

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Pines Golf Club, Inc., Greencastle Golf Club, Inc., Honey Run Golf Club, Inc.
and YGC, Inc. to the Company for total compensation in an amount not to exceed $10.

          3. Continuation of Duties.
             ----------------------

          The Executive hereby agrees to continue, for so long as the Company shall desire, to serve as the named party on the liquor license relating to Montgomery Country Club, LLC, without additional compensation. The Company shall indemnify and hold harmless the Executive with respect to any claims, liabilities and costs (including reasonable attorney' fees) incurred in connection with the foregoing. The Executive shall periodically sign and deliver to the Company or the applicable licensing authority all documentation that is required to maintain the liquor license. The Executive also hereby agrees to continue in his capacity as the managing member of each of Miami National Golf Club, L.C., a Florida limited liability company, and California Golf Club, L.C., a Florida limited liability company, for so long as the Company shall desire, as provided in the operating agreements for these companies.

          4. Severance Payments
             ------------------

          (a) Effective as of January 1, 2002, but subject to Sections 4(b) and 4(c) of this Agreement, the Executive shall waive his right to payment on a current basis of any compensation or benefits under the Employment Agreement.

          (b) Immediately after the Effective Time and subject to Section 7(d) hereof, except as provided in Section 2(c) hereof, the Company shall pay to the Executive a cash lump sum payment equal to all amounts owing the Executive under the Employment Agreement from January 1, 2002 through December 31, 2003; provided that, (i) the portion of such amount attributable to payments under the Employment Agreement with respect to periods after the Termination Date and through December 31, 2003 shall be discounted to present value at an annual discount rate of 7% and (ii) the portion of such amount attributable to payments with respect to the period beginning on January 1, 2002 and ending on the Termination Date shall be increased by interest at an annual rate of 7% (such payment, the "Severance Payment"). After receiving the Severance Payment, the Executive will not thereafter be entitled to any additional wages, compensation or benefits from the Company or any of its subsidiaries or affiliates pursuant to or in connection with the Employment Agreement.

          (c) If the Merger is not consummated for any reason, (i) the Company shall not pay the Severance Payment to the Executive, (ii) the Executive's waiver of the current payment of compensation and benefits pursuant to Section 4(a) shall lapse and the terms and conditions of the Employment Agreement shall again become effective with respect to the Executive from and after such time,
(iii) the Company shall pay the Executive a cash amount equal to all compensation and benefits foregone by the Executive pursuant to Section 4(a) hereof, increased by interest at an annual rate of 7% and (iv) the terms and provisions of this Agreement shall become null and void and of no further force or effect.

          (d) This Agreement shall supersede the Employment Agreement and the Employment Agreement shall be terminated from and after the date of the Termination Date, without any remaining obligation of any party under such agreements, except to the extent

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otherwise specifically referred to in this Agreement, including without limitation Sections 4(c) and 5 of this Agreement.

          (e) The Executive agrees that payment of the amounts set forth in this
Section 4 is conditioned upon his satisfaction of the terms of this Agreement.

          5. Restrictive Covenants
             ---------------------

          (a) In consideration of the payments and benefits set forth in this Agreement, during the period commencing on the Termination Date and ending on December 31, 2003, the Executive shall not, directly or indirectly, alone, or as an employee, agent, advisor, salesman, independent contractor, lender, consultant, owner, partner, joint venturer, officer, director or stockholder or in any other capacity, enter into, engage in, plan, organize, aid, assist, own, manage, operate, control, participate in, become employed by, consult with, perform services for, obtain a material financial or proprietary interest in, or otherwise become associated at any capacity with any business or person that might be deemed to compete with or be deemed to be setting up to compete with the Company, GGC and/or any of their subsidiaries ("Owning Entity") (i) within one hundred fifty (150) miles of any golf course managed by the Company or GGC or owned by any Owning Entity, and (ii) in any line of business that is substantially the same as any line of business described in clause (i) and (ii) of Article III of GGC's Amended and Restated Certificate of Incorporation.

          (b) In consideration of the payments and benefits set forth in this Agreement, during the period commencing on the Termination Date and ending on December 31, 2003, the Executive shall not (i) solicit business on behalf of the Executive or any other person from any client or customer of the Company or GGC, or otherwise directly or indirectly divert or interfere with or attempt to divert or interfere with the business or the clients or customers of the Company or GGC or (ii) directly or indirectly hire, recruit, solicit or induce, or attempt to induce, an employee or employees of the Company or GGC to terminate their employment with, or otherwise cease their relationship with, the Company or GGC, as the case may be.

          (c) The Executive acknowledges and agrees that the breach of the provisions of this Section 5 will cause irreparable injury to the Company and GGC, inadequately compensable in damages. Accordingly, in addition to such other rights and remedies the Company and/or GGC may have under this Agreement, at law or in equity with respect to any breach or threatened breach of this Agreement, the Company and GGC shall be entitled to injunctive relief against the breach or threatened breach of any of the provisions of this Section 5, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and GGC and that money damages will not provide an adequate remedy to the Company and GGC. The Company, GGC and the Executive agree and stipulate that the agreements and covenants not to compete contained in this Section 5 are fair and reasonable in light of all of the facts and circumstances of the relationship between the Company, GGC and the Executive and the Executive hereby expressly waives any objection to or defense in respect of the geographical scope and/or duration of the restriction on competition contained in this Section 5. The Executive acknowledges and agrees that the scope and duration of this restriction is reasonable and warranted in order to protect the Company's and GGC's legitimate business interests and rights and that the Executive's experience and capabilities are such that the

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Executive will not be prevented from earning a livelihood in the Executive's area of expertise as a result of the limited restrictions provided herein. In furtherance of and not in derogation of the provisions of this Section 5, the Company, GGC and the Executive agree that in the event that, notwithstanding the foregoing, a court should decline to enforce any of the provisions of this
Section 5, such provision or provisions shall be deemed to be modified to restrict the Executive's competition with the Company and GGC to the maximum extent, in time, geography and scope, which the court shall find enforceable.

          6. Waiver of Further Payments and Benefits
             ---------------------------------------

          Subject to indemnification pursuant to Section 3, the compensation and benefits arrangements set forth in this Agreement are in lieu of any rights or claims that the Executive may have with respect to severance or other benefits, or any other form of remuneration from the Company, GGC or any of its affiliates, and without limiting the generality of the foregoing, the Executive hereby expressly waives any right or claim that he may have or could assert to payment for salary, bonuses, medical, dental or hospitalization benefits, payments under supplemental retirement plans and incentive plans, life insurance benefits and attorneys' fees, except as otherwise provided in this Agreement or as mandated under applicable law, including for or with respect to any services that the Executive may provide to or on behalf of the Company or its affiliates after the date of this Agreement.

          7. Waiver and Release
             ------------------

          (a) In consideration of the payments and benefits set forth in this Agreement, the Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively "Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge the Company, GGC and their affiliates and their trustees, officers, security holders, partners, agents, attorneys, and former and current employees and directors, including without limitation all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including but not limited to the Age Discrimination in Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which the Releasors had, now have, or may have in the future, against each or any of the Releasees from the beginning of the world until the date of this Agreement, except for claims solely in connection with the Executive's rights as a partner of the Company pursuant to the Second Amended and Restated Agreement of Limited Partnership of Gotham Golf Partners, L.P. (f/k/a Florida Golf Properties, L.P.), dated December 31, 1991, as amended to date (the "Partnership Agreement"). The Executive acknowledges and agrees that if he or any other Releasor should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any cause, matter or thing which is the subject of this Section 7(a), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the applicable Releasee may recover from the Executive all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

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          (b) In consideration of the Executive's agreements and covenants set forth in this Agreement, the Company, GGC and their subsidiaries (the "Company Releasors") hereby irrevocably and unconditionally release, acquit and forever discharge the Executive from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, which the Company Releasors now have, or may have in the future, against the Executive with respect to the Executive from the beginning of the world until the date of this Agreement, other than (i) any claim based upon fraudulent or illegal activity that was not discovered by the Company Releasors until subsequent to the date of execution of this Agreement, or any claim that may be brought derivatively and (ii) any claim solely in connection with the Executive's status as a partner of the Company pursuant to the Partnership Agreement. The Company Releasors acknowledge and agree that if they should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Executive with respect to any cause, matter or thing which is the subject of this Section 7(b), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the Executive may recover from the Company Releasors all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

          (c) The parties to this Agreement shall re-execute the releases contained in Sections 7(a) and 7(b) for the period between the date hereof and the Termination Date, effective as of the date that is seven days prior to the Termination Date.

          (d) The Executive affirms that prior to the execution of this Agreement and the waiver and release in Section 7(a), the Executive was advised by the Company to consult, and has in fact consulted, with an attorney of the Executive's choice concerning the terms and conditions set forth herein, and that the Executive was given up to 21 days to consider executing this Agreement, including the waiver and release in Section 7(a). The Executive has 7 days following his execution of this Agreement to revoke and cancel the terms and conditions contained herein in writing, including the waiver and release in
Section 7(a) (the "First Seven-Day Period"). The Executive has 7 days following his re-execution of such waiver and release pursuant to Section 7(c) of this Agreement to revoke and cancel the terms and conditions of such re-executed release in writing (the "Second Seven Period"). This Agreement shall not be
                         -------------------
effective until the expiration of the First Seven Day Period. No payment shall be made to the Executive pursuant to this Agreement until the expiration of the Second Seven-Day Period without the Executive's revocation hereof. .

          (e) If the Company fails to present this Agreement for re-execution at least seven (7) days prior to the Termination Date, then, notwithstanding
Section 7(d), the Executive will be paid all amounts due under this Agreement immediately before the Effective Time.

          8. Indemnity
             ---------

          The Executive shall be indemnified and held harmless to the fullest extent permitted by law, as stated more fully in Schedule A to this Agreement.

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          9. No Reliance; Construction
             -------------------------

          (a) The Executive represents and acknowledges that, in executing this Agreement, he has not relied upon any representation or statement made by the Company or its affiliates not set forth herein.

          (b) Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Sections refer to Sections of this Agreement; (c) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (d) references to money refer to legal currency of the United States of America; (e) the word "including" means "including, without limitation"; and (f) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          10. Governing Law
              -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, to the extent not superseded by applicable federal law. THE PARTIES HERETO HEREBY AGREE THAT ANY DISPUTE CONCERNING FORMATION, MEANING, APPLICABILITY OR INTERPRETATION OF THIS AGREEMENT SHALL BE SUBMITTED TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE (INCLUDING FEDERAL COURTS IN THE STATE OF DELAWARE), AND NO OTHER STATE SHALL HAVE JURISDICTION OVER SUCH MATTERS, AND FURTHER AGREE TO WAIVE ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY SUCH MATTERS.

          11. No Coercion
              -----------

          The parties hereto represent and acknowledge that they have decided to enter into this Agreement voluntarily, knowingly and without coercion of any kind.

          12. Enforceability
              --------------

          The parties hereto affirmatively acknowledge that this Agreement, and each of its provisions, is enforceable, and expressly agree not to challenge nor raise any defense against the enforceability of this Agreement or any of its provisions in the future (including, for purposes of this Section 12). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          13. Notices
              -------

          All notices, requests, demands and other communication that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; that day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service

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(e.g., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to the Executive, addressed to:

                  Stephen J. Garchik
                  9001 Congressional Court
                  Potomac, MD  20854

                  If to the Company, addressed to:

                  Gotham Golf Partners, L.P.
                  575 East Chocolate Avenue
                  Hershey, PA  17033
                  Attention:  William F. Leahy

                  with a copy to:

                  Adam O. Emmerich, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019-6150

or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

          14. Amendments; Waivers
              -------------------

          This Agreement may not be amended, modified or terminated, except by a written instrument signed by the parties hereto. Any provision of this Agreement may be waived by a written instrument signed by the party to be charged with such waiver.

          15. Successors
              ----------

          This Agreement shall be binding on the Executive, the Company, GGC and their respective heirs, successors and assigns, including without limitation any corporation or other entity into which the Company or GGC may be merged, reorganized or liquidated, or by which either of such entities may be acquired. The obligations of the Company may be assigned without limitation; but, as the obligations to be performed by the Executive hereunder are unique based upon his skills and qualifications, the Executive's obligations under this Agreement may not be assigned.

          16. Entire Agreement
              ----------------

          Except as specified herein, this Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreement, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

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          17. Counterparts
              ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

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          IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date and year first written above.

                             GOTHAM GOLF CORP.,
                             a Delaware corporation



                             By: /s/ William F. Leahy
                                -------------------------------------------
                                Name:  William F. Leahy
                                Title: President


                             GOTHAM GOLF PARTNERS, L.P.,
                             a Delaware limited partnership


                             By:   Florida Golf Properties, Inc.,
                                   its general partner



                             By: /s/ John Caporaletti
                                -------------------------------------------
                                Name:  John Caporaletti
                                Title: President


                             STEPHEN J. GARCHIK


                             /s/ Stephen J. Garchik
                             -------------------------------------------
                             Stephen J. Garchik